Exhibit 99
                                                                     ----------



FOR IMMEDIATE RELEASE

FOR:                                           CONTACT:
    Packaging Dynamics Corporation                Ms. Sharon Thompson
    3900 West 43rd Street                         Packaging Dynamics Corporation
    Chicago, IL  60632                            (773) 843-8013

             PACKAGING DYNAMICS CORPORATION REPORTS RESULTS FOR THE
                       FIRST QUARTER ENDED MARCH 31, 2005

Chicago, IL: Thursday, April 28, 2005 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") reported results of operations for the first quarter ended March 31, 2005.

Consolidated Results:
--------------------

The Company reported net income for the first quarter of $2.0 million, or $0.19 per diluted share, a 36.4% increase over net income of $1.5 million, or $0.15 per diluted share, reported in the first quarter of 2004.

Continuing Operations:
---------------------

Net sales were $86.8 million, a 26.6% increase over net sales of $68.5 million in the first quarter of 2004. Income from operations was $5.7 million, a 33.7% increase over income from operations of $4.3 million in the first quarter of 2004. Operating margin for the first quarter was 6.6% compared to 6.3% in the prior year. Income from continuing operations was $2.2 million, or $0.21 per diluted share, a 20.0% increase over income from continuing operations of $1.9 million, or $0.19 per diluted share, in the first quarter of 2004.

Food Packaging Segment

Net sales of $67.4 million increased 51.0% from $44.7 million in the prior year primarily due to the contribution of Papercon which was acquired in the third quarter of 2004. Segment operating income of $4.2 million increased 96.1% from $2.1 million in the prior year and segment operating margin improved to 6.2% from 4.8% in the prior year, reflecting the acquisition of Papercon and positive results from the integration of Papercon and other cost and productivity initiatives.

Specialty Laminations Segment

Net sales of $20.1 million declined 18.1% from $24.6 million in the prior year primarily due to volume weakness for products sold into the building products market as well as for other products. Segment operating income was $1.6 million, a 27.6% decline from $2.2 million in the prior year and operating margin declined to 7.8% from 8.8% in the prior year, reflecting the sales decline.

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Discontinued Operations:
-----------------------

Discontinued operations includes the Company's Specialty Paper operation which was exited during the fourth quarter of 2003. Net loss from discontinued operations was $0.2 million, or $0.02 per diluted share, compared to a net loss of $0.4 million, or $0.04 per diluted share, in the first quarter of 2004. The net loss for both periods represents costs associated with the ongoing program to maintain and dispose of the Detroit property.

Balance Sheet:
-------------

Total debt was $116.2 at March 31, 2005, a $0.3 million decrease from $116.5 million at December 31, 2004. Working capital, excluding cash and current maturities of long-term debt, increased by $4.2 million during the quarter. The increase was primarily due to increased inventory levels as a result of sales declines in the Specialty Laminations segment as well as efforts to address lead time and pricing pressures in certain raw material categories.

Summary and Outlook:
-------------------

"Our first quarter results were consistent with our full-year 2005 earnings outlook and we continue to target diluted earnings per share from continuing operations of $1.20 to $1.30. Our Food Packaging segment benefited from the ongoing integration of the Papercon acquisition. We expect the integration efforts to produce additional benefits as the year unfolds. Our Specialty Laminations segment continued to experience revenue challenges. We expect these challenges to continue in the second quarter but diminish during the second half of the year," commented Frank V. Tannura, Chairman and Chief Executive Officer.

Earnings Call:
-------------

The Company will hold a conference call on Friday, April 29, 2005 at 10:00 a.m.
(ET) to discuss the news release. For access to the conference call, please dial 877-209-0397 (U.S.) by 9:45 a.m. (ET) on April 29th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on April 29th through 12:59 a.m. (ET) on May 14th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 776423.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward-looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward-looking statements involve

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risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the three months ended March 31, 2005.




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

                                        PACKAGING DYNAMICS CORPORATION
                                        ------------------------------
                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               -----------------------------------------------
                                (dollars in thousands, except per share data)
                                ---------------------------------------------
                                                 (unaudited)
                                                 -----------

                                                                          For the Three Months Ended March 31,
                                                                     ------------------------------------------
                                                                             2005                     2004
                                                                     -----------------        -----------------

Net sales                                                              $       86,784           $       68,534
   Cost of goods sold                                                          74,108                   59,474
                                                                     -----------------        -----------------
Gross profit                                                                   12,676                    9,060
   Operating expenses                                                           6,937                    4,768
                                                                     -----------------        -----------------
Income from operations                                                          5,739                    4,292
   Interest expense                                                             2,088                    1,200
                                                                     -----------------        -----------------
Income before income taxes                                                      3,651                    3,092
   Income tax provision                                                         1,406                    1,221
                                                                     -----------------        -----------------
Income from continuing operations                                               2,245                    1,871

Loss from discontinued operations                                                (223)                    (389)
                                                                     -----------------        -----------------
Net income                                                             $        2,022           $        1,482
                                                                     =================        =================

Income (loss) per share:
   Basic:
     Continuing operations                                             $         0.21           $         0.19
     Discontinued operations                                                    (0.02)                   (0.04)
                                                                     -----------------        -----------------
          Net income                                                   $         0.19           $         0.15
                                                                     =================        =================
   Fully diluted:
     Continuing operations                                             $         0.21           $         0.19
     Discontinued operations                                                    (0.02)                   (0.04)
                                                                     -----------------        -----------------
          Net income                                                   $         0.19           $         0.15
                                                                     =================        =================
Weighted average shares outstanding:
   Basic                                                                   10,525,653                9,681,504
                                                                     =================        =================
   Fully diluted                                                           10,924,037                9,970,277
                                                                     =================        =================

---------------------------------------------------------------------------------------------------------------

Reconciliation of Income from Operations to EBITDA
   Income from operations                                              $        5,739           $        4,292
   Depreciation and amortization                                                2,043                    1,484
                                                                     -----------------        -----------------
   EBITDA                                                              $        7,782           $        5,776
                                                                     =================        =================

---------------------------------------------------------------------------------------------------------------

Segment Net Sales:
       Food Packaging                                                  $       67,409           $       44,656
       Specialty Laminations                                                   20,143                   24,590
       Elimination of Specialty Laminations intercompany sale                    (768)                    (712)
                                                                     -----------------        -----------------
          Total                                                        $       86,784           $       68,534
                                                                     =================        =================

Segment Operating Income:
       Food Packaging                                                  $        4,172           $        2,128
       Specialty Laminations                                                    1,567                    2,164
                                                                     -----------------        -----------------
          Total                                                        $        5,739           $        4,292
                                                                     =================        =================

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


                                             PACKAGING DYNAMICS CORPORATION
                                             ------------------------------
                                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                         -------------------------------------
                                     (dollars in thousands, except per share data)
                                     ---------------------------------------------
                                                      (unaudited)
                                                      -----------

                                                                                     March 31,          December 31,
                                                                                       2005                 2004
                                                                                  ----------------     ---------------
                                 ASSETS                                             (unaudited)

Current Assets:
         Cash and cash equivalents ..........................................         $      380        $      1,175
         Accounts receivable trade (net of allowance for
             doubtful accounts of $828 and $825) ............................             31,014              31,174
         Inventories.........................................................             40,591              36,506
         Prepaid expenses and other .........................................              6,259               5,962
                                                                                  ----------------     ---------------
               Total current assets .........................................             78,244              74,817
                                                                                  ----------------     ---------------

Property, Plant and Equipment:
         Property, plant and equipment ......................................             81,733              80,978
         Less -- accumulated depreciation ...................................            (31,077)            (29,284)
                                                                                  ----------------     ---------------
               Total property, plant and equipment...........................             50,656              51,694
                                                                                  ----------------     ---------------
Other Assets:
         Goodwill ...........................................................             81,263              81,263
         Other ..............................................................             20,513              20,893
                                                                                  ----------------     ---------------
              Total other assets ............................................            101,776             102,156
                                                                                  ----------------     ---------------
         Total Assets .......................................................       $    230,676        $    228,667
                                                                                  ================     ===============

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Current maturities of long-term debt ...............................        $     6,343         $     6,093
         Cash overdraft .....................................................              3,706               6,339
         Accounts payable ...................................................             24,643              20,793
         Accrued salary and wages ...........................................              3,087               3,420
         Other accrued liabilities ..........................................              7,310               8,207
                                                                                  ----------------     ---------------
              Total current liabilities .....................................             45,089              44,852

Long-term Debt ..............................................................            109,876             110,386
Other Liabilities ...........................................................              6,937               7,592
Deferred Income Taxes .......................................................             16,960              15,975
                                                                                  ----------------     ---------------
Total Liabilities ...........................................................            178,862             178,805
                                                                                  ----------------     ---------------
Commitments and Contingencies ...............................................
                                                                                  ----------------     ---------------
Stockholders' Equity:
         Common stock, $.01 par value - 40,000,000 shares authorized;
               10,542,505 and 10,514,837 shares issued and outstanding at
               March 31, 2005 and December 31, 2004..........................                106                 105
         Preferred stock, $.01 par value - 5,000,000 shares authorized; no
               shares issued and outstanding ................................                  -                   -
         Paid in capital in excess of par value .............................             57,826              57,570
         Other comprehensive income .........................................                844                 486
         Accumulated deficit.................................................             (6,962)             (8,299)
                                                                                  ----------------     ---------------
              Total stockholders' equity.....................................             51,814              49,862
                                                                                  ----------------     ---------------
Total Liabilities and Stockholders' Equity ..................................       $    230,676        $    228,667
                                                                                  ================     ===============

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


                                             PACKAGING DYNAMICS CORPORATION
                                             ------------------------------
                                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    -----------------------------------------------
                                                 (dollars in thousands)
                                                 ----------------------
                                                      (unaudited)
                                                      -----------

                                                                                       For the Three Months Ended March 31,
                                                                                     ----------------------------------------
                                                                                           2005                 2004
                                                                                     ------------------    ------------------

Cash flows from operating activities:
    Net income .................................................................        $        2,022       $         1,482
    Adjustments to reconcile net income to net cash from operating activities:
       Depreciation and amortization............................................                 2,043                 1,484
       Amortization of deferred finance costs...................................                   154                    86
       Provision for doubtful accounts..........................................                     3                    94
       Deferred income taxes....................................................                   924                   114
       Changes in assets and liabilities:
          Accounts receivable...................................................                   157                (1,445)
          Inventories...........................................................                (4,085)                 (663)
          Other assets..........................................................                   158                  (648)
          Accounts payable and accrued liabilities..............................                 2,093                 1,226
                                                                                     ------------------    ------------------
          Net cash from continuing operating activities.........................                 3,469                 1,730
          Net cash used by discontinued operating activities....................                   (90)               (1,232)
                                                                                     ------------------    ------------------
          Net cash from operating activities....................................                 3,379                   498
                                                                                     ------------------    ------------------
Cash flows used by investing activities:
       Additions to property, plant and equipment...............................                  (755)               (1,544)
                                                                                     ------------------    ------------------
          Net cash used by continuing investing activities......................                  (755)               (1,544)
          Net cash from discontinued investing activities.......................                     -                   152
                                                                                     ------------------    ------------------
          Net cash used by investing activities.................................                  (755)               (1,392)
                                                                                     ------------------    ------------------
Cash flows from (used by) financing activities:
       Principal payments for loan obligations..................................                (1,460)               (1,250)
       Proceeds under revolving line of credit..................................                19,700                14,600
       Repayments under revolving line of credit................................               (18,500)              (14,700)
       Payment of dividends.....................................................                  (685)                 (484)
       Change in cash overdrafts................................................                (2,633)                 2,703
       Other, net ..............................................................                   159                    (4)
                                                                                     ------------------    ------------------
          Net cash from (used by) financing activities..........................                (3,419)                  865
                                                                                     ------------------    ------------------
Net decrease in cash and cash equivalents.......................................                  (795)                  (29)
Cash and cash equivalents at beginning of period................................                 1,175                   453
                                                                                     ------------------    ------------------
Cash and cash equivalents at end of period......................................         $         380         $         424
                                                                                     ==================    ==================


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